Exhibit 10.28

FORM OF OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this          day of                 , 2017 between DTZ Jersey Holdings Limited (the “Company”) and                          (the “Participant”).

WHEREAS, the Company has adopted and maintains the DTZ Jersey Holdings Limited Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its shareholders by providing the key employees of the Company and its subsidiaries with an appropriate incentive to encourage them to continue in the employ of the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

WHEREAS, the Plan provides for the grant to Participants of Options to purchase shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.         Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an option (the “Option”) with respect to                  shares of Common Stock of the Company. 33.33% of the Option will be a Time-Based Option to purchase                  shares of Common Stock, and 66.67% of the Option will be a Performance-Based Option to purchase                  shares of Common Stock.

2.         Grant Date; Vesting Commencement Date. The Grant Date of the Option hereby granted is                 , 2017. The Vesting Commencement Date of the Option hereby granted is                 , 2017.

3.         Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern, except to the extent this Agreement expressly changes the default provisions contained in the Plan, in which case the provisions of this Agreement shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4.         Exercise Price. The exercise price of each share of Common Stock underlying the Option hereby granted is $        .

5.         Vesting.

(a)         The Time-Based Option will vest in accordance with Section 4.3(a) of the Plan, as in effect as of the date hereof, subject in all cases to the Participant’s continued Employment through the applicable vesting date.

(b)         The Performance-Based Option will vest on the occurrence of a Liquidity Event at any time during the term of the Option in which the Majority Stockholder realizes (i) an MoM that is at least 2.0 or 1.5 in respect of a Liquidity Event that occurs prior to the second (2nd) anniversary of the Closing (in which case 50% of such Performance-Based Option shall immediately vest) or (ii) an MoM that is at least 2.5 or 2.0 in respect of a Liquidity Event that occurs prior to the second (2nd) anniversary of the Closing (in which case the Performance-Based Option shall immediately vest in full); subject in all cases to the Participant’s continued Employment through the applicable vesting date.

(c)         Notwithstanding Section 5(b), in the event of a Significant Cash Sale, a portion of the Performance-Based Option will vest as provided in this Section 5(c). A portion of the Performance-Based Option will vest on the occurrence of a Significant Cash Sale at any time during the term of the Option in which the Majority Stockholder realizes, by reference only to those Initial Majority Stockholder Shares sold, (i) an MoM that is at least 2.0 or 1.5 in respect of a Significant Cash Sale that occurs prior to the second (2nd) anniversary of the Closing (in which case 50% of the Significant Cash Sale Vesting Percentage shall immediately vest) or (ii) an MoM that is at least 2.5 or 2.0 in respect of a Significant Cash Sale that occurs prior to the second (2nd) anniversary of the Closing (in which case 100% of the Significant Cash Sale Vesting Percentage shall immediately vest); subject in all cases to the Participant’s continued Employment through the applicable vesting date. Any portion of the Performance-Based Option that does not vest upon a Significant Cash Sale shall remain outstanding and may vest upon a Liquidity Event in accordance with Section 5(b).

6.         Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. This Agreement is intended to comply with Section 409A of the Code and any guidance issued thereunder and shall be interpreted, operated and administered accordingly.

7.         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8.         Limitation on Transfer; Nominee Agreement. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement. Shares of Common Stock issued upon exercise of the Option or otherwise delivered in satisfaction of the Option will bear such legends as may be required or provided for under the terms of the Plan and, where applicable, the Management Stockholders’ Agreement. Notwithstanding anything to the contrary in the Plan, and in addition to the foregoing obligations and any obligations under the Plan, the Participant shall be required to enter into a shareholder nominee agreement, in a form acceptable to the Company, and such other arrangements that the Company deems necessary and appropriate in respect of the Participant’s ownership of, interest in or holding of shares of Common Stock.

9.    Restrictive Covenants.

(a)         In consideration of the Participant’s Employment with the Company and the grant of an Option pursuant to this Agreement, the Participant makes the following covenants described in this Section 9. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant violates any of the provisions of this Section 9, he or she shall forfeit the Option in full (regardless of the extent to which the Option is vested at the time of such violation.

(b)         Noncompetition; Nonsolicitation; Confidential Information. The Participant shall not Compete.

(c)         Non-Disparagement. The Participant shall not, directly or indirectly, disparage (i) the Company, (ii) the Majority Stockholder, (iii) any subsidiaries or Affiliates of the Company or the Majority Stockholder, (iv) any employee, officer, shareholder or director of any of the entities described in clauses (i) through (iii), or (v) the business or properties or assets of the Company or any of its subsidiaries. Notwithstanding the foregoing, nothing herein shall preclude the Participant from making truthful statements or disclosures that are required by applicable laws or legal process.

(d)         Enforceability of Covenants. The Participant acknowledges the reasonableness of the term, geographical territory, and scope of the covenants set forth in this Section 9. The Participant further acknowledges that complying with the provisions contained in this Agreement will not preclude the Participant from engaging in a lawful profession, trade or business, or from becoming gainfully employed. The Participant agrees that the Participant’s covenants under this Section 9 are separate and distinct obligations under this Agreement, and the failure or alleged failure of the Company or the Board to perform obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of the Participant’s covenants and obligations under this Section 9. The Participant agrees that any breach of any covenant under this Section 9 may result in irreparable damage and injury to the Company and that the Company may be entitled to seek injunctive relief in any court of competent jurisdiction.

(e)         Nonexclusive Remedy. In addition to any remedies that may be available in any agreement to which the Participant is a party, the remedies available for breach of any of the foregoing restrictive covenants shall include: (a) the rights and remedies of the Company set forth in the Management Stockholders’ Agreement; (b) any rights or remedies available in law or in equity, (c) the forfeiture of the Option for no consideration; (d) in respect of the Option (or portion thereof) exercised by the Participant prior to any such breach or subsequent thereto and prior to the forfeiture of the Option (or portion thereof) required by this Section 9, payment by the Participant to the Company of an amount equal to the difference between the exercise price of the Option and the per-share proceeds of any sale of shares of Common Stock acquired upon such exercise multiplied by the number of shares of Common Stock so sold; and (e) payment by the Participant to the Company of an amount reimbursing the Company for all reasonable attorney’s fees it incurs enforcing its rights hereunder in the event the Company prevails in enforcing at least one of the foregoing restrictive covenants.

10.       Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan and the Management Stockholders’ Agreement, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11.       Successors and Assigns. The rights, duties, and obligations under this Agreement shall be assignable by the Company to any successor entity, including any entity acquiring all, or substantially all, of the assets of the Company. The provisions of this Agreement shall be binding on any such assignee.

12.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.       Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction. Any provision of this Agreement (or portion thereof)

which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 12, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

14.       Effect on Employment. Nothing contained in this Agreement shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

15.       Participant Representations; Acknowledgments.

(a)         By executing this Option Grant Agreement, the Participant hereby represents and warrants to the Company that the statements in this Section 15(a) are true and correct as of the date of this Agreement and will continue to be true and correct as long as the Option is outstanding:

(i)         The Participant possesses such expertise, knowledge, and sophistication in financial and business matters generally and that he/she is capable of evaluating the merits and risks of receiving the Option; and

(ii)         The Participant has had access to all of the information and individuals with respect to the Option and his/her receipt thereof, including without limitation information relating to the Company and risks related to any investment therein, that he/she deems necessary to make a complete evaluation thereof.

(b)         The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that no exercise of the Option or any portion thereof shall be effective unless and until (A) prior to the later to occur of (i) the Initial Public Offering and (ii) the seventh anniversary of the Effective Date, the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby, and (B) the Participant has entered into the shareholder nominee agreement and such other arrangements as are required by the Company pursuant to Section 8 hereof. The Participant further acknowledges that if, following the date the Participant receives the Option pursuant to this Agreement, the Company determines that any of the representations made by the Participant under this Section 15 is inaccurate, the grant of the Option to the Participant pursuant to this Agreement may, in the sole discretion of the Board, be rescinded and deemed null and void.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

DTZ JERSEY HOLDINGS LIMITED

By:
Title:

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